UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2022

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.
The 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) of American Water Works Company, Inc., a Delaware corporation (the “Company”), was held on May 11, 2022. An aggregate of 157,091,225 shares, or 86.4% of the Company’s issued and outstanding common stock as of March 17, 2022, the record date for the 2022 Annual Meeting, was represented in person or by proxy at the 2022 Annual Meeting, constituting a quorum. The results of voting at the 2022 Annual Meeting on each of the matters submitted to a vote of the Company’s shareholders thereat is as set forth below.
1.The following nine nominees were elected as directors of the Company for a term expiring at the 2023 Annual Meeting of Shareholders, and until their successors are duly elected and qualified, and received the votes set forth adjacent to their names below:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey N. Edwards	136,075,322	5,694,999	133,833	15,187,071
Martha Clark Goss	130,105,011	11,672,795	126,348	15,187,071
M. Susan Hardwick	140,407,901	1,369,282	126,971	15,187,071
Kimberly J. Harris	137,449,950	4,324,912	129,292	15,187,071
Julia L. Johnson	133,091,848	8,685,112	127,194	15,187,071
Patricia L. Kampling	139,188,280	2,588,239	127,635	15,187,071
Karl F. Kurz	139,464,793	2,306,247	133,114	15,187,071
George MacKenzie	127,605,631	14,156,364	142,159	15,187,071
James G. Stavridis	130,081,428	11,686,153	136,573	15,187,071

2.The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the following vote:

For	Against	Abstain	Broker Non-Votes
128,305,010	13,213,868	385,276	15,187,071
3.The ratification of the appointment, by the Audit, Finance and Risk Committee of the Board of Directors (the “Board”), of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022, was approved by the following vote:

For	Against	Abstain
141,788,377	15,087,924	214,924
4.The following non-binding shareholder proposal was not approved by the following vote:

Shareholder Proposal	For	Against	Abstain	Broker Non-Votes
Racial Justice Audit	66,804,395	71,592,017	3,507,742	15,187,071
As previously disclosed, on April 27, 2022, the non-binding shareholder proposal on climate transition plan reporting was withdrawn by its proponent, and, as a result, the proposal was not presented for consideration at the 2022 Annual Meeting and all votes cast on that proposal were disregarded for voting purposes.
Item 8.01.    Other Events.
Appointment of Chairman and Board Committee Members
Following the 2022 Annual Meeting, at the Board’s annual meeting, the Board appointed director Karl F. Kurz to continue to serve as Chairman of the Board and the following directors to serve as members of the Board’s four standing committees, each effective as of May 11, 2022 and until the 2023 Annual Meeting of Shareholders, or until his or her earlier death, resignation or removal:
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Committee	Members
Audit, Finance and Risk	Jeffrey N. Edwards (Chair), Martha Clark Goss, Patricia L. Kampling and George MacKenzie
Executive Development and Compensation	Patricia L. Kampling (Chair), Martha Clark Goss, Kimberly J. Harris and Julia L. Johnson
Nominating/Corporate Governance	Kimberly J. Harris (Chair), Jeffrey N. Edwards, Julia L. Johnson, George MacKenzie and Admiral James G. Stavridis
Safety, Environmental, Technology and Operations	Admiral James G. Stavridis (Chair), Kimberly J. Harris and Patricia L. Kampling

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	May 12, 2022	By:	/s/ M. SUSAN HARDWICK
M. Susan Hardwick
President, Chief Executive Officer and Chief Financial Officer
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